               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

      AMENDED AND RESTATED  AGREEMENT  made as of the 2nd day of June,  2004,  by
and  between   OFI  Tremont   Market   Neutral   Hedge  Fund  (the   "Fund")  and
OppenheimerFunds, Inc.("OFI").

      WHEREAS, the Fund and OFI Institutional Asset Management,  Inc. are parties to the Investment  Advisory Agreement dated January 2, 2003, (the "Agreement") in connection with advisory services to be provided by the Advisor; and

      WHEREAS,  the  Fund  is a  closed-end,  diversified  management  investment company  registered  as such with the  Securities  and Exchange  Commission  (the
"Commission")  pursuant to the  Investment  Company Act of 1940 (the  "Investment
Company Act"), and OFI is a registered investment adviser;

      NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The  Fund  hereby  employs  OFI and  OFI  hereby  undertakes  to act as the investment  adviser of the Fund and to perform for the Fund such other duties and functions as are  hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and its Board of Trustees the benefit of its best judgment,  effort,  advice and  recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions  of the  Investment  Company
Act  and  any  rules  or  regulations  thereunder;   (ii)  any  other  applicable
provisions of state or federal law;  (iii) the  provisions of the  Declaration of
Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies  and determinations  of the  Board  of  Trustees  of the  Fund;  (v)  the  fundamental
policies  and   investment   restrictions   of  the  Fund  as  reflected  in  its
registration  statement under the Investment Company Act or as such policies may, from  time  to  time,  be  amended  by the  Fund's  shareholders;  and  (vi)  the
Prospectus  and  Statement of Additional  Information  of the Fund in effect from time to time.  The  appropriate  officers and employees of OFI shall be available upon reasonable  notice for consultation with any of the Trustees and officers of the Fund with  respect to any matters  dealing  with the  business and affairs of the Fund including the valuation of any of the Fund's portfolio  securities which are either not  registered  for public sale or not being traded on any securities market.

2.    Investment Management.

      (a) OFI shall,  subject to the direction and control by the Fund's Board of
Trustees,  (i) regularly  provide  investment advice and  recommendations  to the
Fund with respect to its  investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously  the investment  program of the
Fund and the composition of its portfolio and determine what securities  shall be purchased or sold by the Fund;  and (iii)  arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other  investments  for the Fund and the sale of securities and other  investments  held in the portfolio of the Fund.

      (b)  Provided  that the Fund shall not be required to pay any  compensation other  than as  provided  by the  terms  of this  Agreement  and  subject  to the provisions  of  paragraph  "7"  hereof,  OFI may obtain  investment  information, research or assistance from any other person,  firm or corporation to supplement, update or otherwise improve its investment management services.

      (c)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance  of its duties, or reckless  disregard of its obligations and duties under the Agreement,
OFI shall not be liable for any loss  sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

      (d) Nothing in this  Agreement  shall  prevent  OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or corporation and shall not in any way limit or restrict OFI or any of its  directors,  officers or employees  from buying,  selling or trading any securities for its own account or for the account of others for whom it or they may be acting,  provided  that such activities will not adversely  affect or otherwise  impair the performance by OFI of its  duties and  obligations  under this  Agreement  and under the  Investment
Advisers Act of 1940.

3.    Other Duties of OFI.

      OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical  personnel as shall be required to provide effective corporate  administration for the Fund, including the compilation and maintenance of such records with respect to its  operations  as may  reasonably  be required;
the  preparation  and filing of such  reports  with  respect  thereto as shall be required by the Commission;  composition of periodic  reports with respect to its operations for the  shareholders of the Fund;  composition of proxy materials for meetings of the Fund's  shareholders  and the  composition  of such  registration statements as may be required by federal  securities  laws for continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense,  also provide the Fund with adequate office space, facilities and equipment.

4.    Allocation of Expenses.

      All other  costs and  expenses  not  expressly  assumed  by OFI under  this
Agreement,  or to be paid by the General  Distributor  of the shares of the Fund, shall be paid by the Fund, including,  but not limited to (i) interest and taxes;
(ii)  brokerage  commissions;  (iii)  premiums for  fidelity and other  insurance coverage  requisite  to  its  operations;  (iv)  the  fees  and  expenses  of its
Trustees;  (v) legal and audit  expenses;  (vi) custodian and transfer agent fees and expenses;  (vii) expenses  incident to the  redemption of its shares;  (viii)
expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of the  subscribers  thereto;  (ix) fees and  expenses,  other  than as hereinabove provided,  incident to the registration under federal securities laws of shares of the Fund for public  sale;  (x)  expenses  of  printing  and mailing reports,  notices and proxy materials to shareholders of the Fund; (xi) except as noted above,  all other  expenses  incidental  to holding  meetings of the Fund's shareholders;  and (xii) such extraordinary  non-recurring expenses as may arise, including  litigation  affecting the Fund and any  obligation  which the Fund may have to indemnify  its officers and Trustees with respect  thereto.  Any officers or  employees  of OFI or any entity  controlling,  controlled  by or under common control with OFI,  who may also serve as  officers,  Trustees or employees of the
Fund shall not receive any compensation from the Fund for their services.

5.    Compensation of OFI.

            In consideration of the services provided by OFI under this
Agreement, the Fund agrees to pay OFI a monthly management fee computed at the annual rate of 1.25% of the aggregate value of outstanding shares determined as of the last day of the month (before any repurchases of shares).

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name  of the  Fund  for  the  duration  of this
Agreement  and any  extensions  or  renewals  thereof.  Such  license  may,  upon termination  of this  Agreement,  be  terminated  by OFI, in which event the Fund shall  promptly  take  whatever  action may be  necessary  to change its name and discontinue any further use of the name  "Oppenheimer" in the name of the Fund or otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in connection with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI is authorized,  in arranging the Fund's portfolio transactions,  to employ or deal with such members of securities or commodities exchanges,  brokers or dealers,  including  "affiliated"  broker  dealers (as that term is defined in the Investment Company Act) (hereinafter  "broker-dealers"),  as may, in its best judgment,  implement the policy of the Fund to obtain, at reasonable expense, the
"best execution"  (prompt and reliable  execution at the most favorable  security price  obtainable)  of the Fund's  portfolio  transactions  as well as to obtain, consistent with the provisions of  subparagraph  "(c)" of this paragraph "7," the benefit of such  investment  information  or  research  as may be of  significant assistance to the performance by OFI of its investment management functions.

      (b)  OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the  basis of its  estimate  of their  ability  to  obtain  best execution of particular and related  portfolio  transactions.  The abilities of a broker-dealer  to obtain best  execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors  and  considerations including,  insofar as  feasible,  the  execution  capabilities  required  by the transaction or transactions;  the ability and willingness of the broker-dealer to facilitate the Fund's  portfolio  transactions by  participating  therein for its
own   account;   the   importance   to  the   Fund  of   speed,   efficiency   or
confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom  particular  securities  might be purchased or sold; as well as any other matters  relevant to the selection of a broker-dealer  for particular and related transactions of the Fund.

      (c) OFI shall have  discretion,  in the  interests of the Fund, to allocate brokerage  on the Fund's  portfolio  transactions  to  broker-dealers  other than
affiliated   broker-dealers,   qualified   to  obtain  best   execution  of  such
transactions  who provide  brokerage  and/or research  services (as such services are defined in Section  23(e)(3) of the Securities  Exchange Act of 1934) for the
Fund and/or other accounts for which OFI and its affiliates exercise  "investment discretion"  (as that term is  defined  in  Section  3(a)(35)  of the  Securities
Exchange  Act of  1934)  and to  cause  the  Fund to pay  such  broker-dealers  a commission for effecting a portfolio  transaction  for the Fund that is in excess of the amount of commission another broker-dealer  adequately qualified to effect such  transaction  would have  charged for  effecting  that  transaction,  if OFI determines,  in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services  provided by such  broker-dealer,
viewed  in  terms  of  either  that   particular   transaction   or  the  overall
responsibilities  of OFI and its investment  advisory  affiliates with respect to the accounts as to which they exercise  investment  discretion.  In reaching such determination,  OFI will not be  required to place or attempt to place a specific dollar  value  on the  brokerage  and/or  research  services  provided  or  being provided by such  broker-dealer.  In demonstrating that such  determinations were made in good  faith,  OFI shall be  prepared  to show that all  commissions  were allocated  for the purposes  contemplated  by this  Agreement  and that the total commissions paid by the Fund over a representative  period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

       (d) OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable  to any  particular portfolio  transactions  or to  select  any  broker-dealer  on the  basis  of its purported  or  "posted"  commission  rate but will,  to the best of its  ability,
endeavor  to  be  aware  of  the  current   level  of  the  charges  of  eligible
broker-dealers  and to minimize  the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests  and policies  of the  Fund as  established  by the  determinations  of its  Board  of
Trustees and the provisions of this paragraph "7."

       (e) The Fund  recognizes that an affiliated  broker-dealer  (i) may act as one of the Fund's regular  brokers so long as it is lawful for it so to act; (ii)
may be a major  recipient of brokerage  commissions  paid by the Fund;  and (iii)
may effect portfolio  transactions for the Fund only if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule,  regulation or order adopted under the
Investment Company Act for determining the permissible level of such commissions.

      (f) Subject to the  foregoing  provisions  of this  paragraph  "7", OFI may also  consider  sales of Fund  shares  and shares of other  investment  companies managed by OFI or its  affiliates as a factor in the selection of  broker-dealers for the Fund's portfolio transactions.

 8.   Duration.

      This Agreement  will take effect on the date first set forth above.  Unless earlier  terminated  pursuant to paragraph 9 hereof,  this Agreement shall remain in effect until two years from the date of execution hereof,  and thereafter will continue  in  effect  from  year to year,  so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including  the vote of the  majority  of the  trustees  of the  Fund  who  are  not  parties  to this
Agreement or "interested  persons" (as defined in the Investment  Company Act) of any such party,  cast in person at a meeting  called for the purpose of voting on such  approval,  or by the holders of a "majority"  (as defined in the Investment
Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Termination.

      This  Agreement  may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice  (which notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty  upon  sixty  days'
written  notice to OFI  (which  notice may be waived by OFI)  provided  that such termination  by the Fund shall be  directed or approved by the vote of a majority of all of the  Trustees  of the Fund then in office or by the vote of the holders of a "majority"  (as defined in the  Investment  Company Act) of the  outstanding voting securities of the Fund.

10.   Assignment or Amendment.

      This Agreement may not be amended without the  affirmative  vote or written consent of the holders of a "majority" of the  outstanding  voting  securities of the Fund, and shall  automatically and immediately  terminate in the event of its
"assignment," as defined in the Investment Company Act.

11.   Disclaimer of Shareholder Liability.

      OFI  understands  that the obligations of the Fund under this Agreement are not binding  upon any Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's  property.  OFI represents that it has notice of the provisions  of the  Declaration  of  Trust of the  Fund  disclaiming  shareholder liability for acts or obligations of the Fund.

12.   Definitions.

      The  terms  and  provisions  of this  Agreement  shall be  interpreted  and defined  in a  manner  consistent  with the  provisions  and  definitions  of the
Investment Company Act.

                                    OFI Tremont Market Neutral Hedge Fund

                                               By:_______________________
                                                            Dina C. Lee

                                                        Assistant Secretary

                                                       OppenheimerFunds, Inc.

                                                By: ______________________
                                                            Brian Wixted
                                                            Treasurer